CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report dated May 26, 1999 appearing in the Annual Report of Form 10-KSB of Infinity, Inc. for the fiscal year ended March 31, 1999 in the following Registration Statements on Form S-8:

  SEC File No.        Name of Plan                  Date of Filing
  ------------        ------------                  --------------

  33-82142       Employee Stock Bonus Plan          July 28, 1994
  33-90878       Stock Option Plan                  March 31, 1995




                                      /s/ Sartain Fischbein & Co.
                                      SARTAIN FISCHBEIN & CO.


Tulsa, Oklahoma

June 17, 1999